OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                           CONTROL DATA SYSTEMS, INC.
                                       AT
                              $20.25 NET PER SHARE
                                       BY
                             CDSI ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                            CDSI HOLDING CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, AUGUST 11, 1997 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED.

To our Clients:                                                    July 15, 1997

     Enclosed for your consideration are the Offer to Purchase, dated July 15, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by CDSI Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of CDSI Holding Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Control Data Systems, Inc., a Delaware corporation (the "Company"), at a purchase price of $20.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver all required documents to The Bank of New York (the "Depositary") on or prior to the Expiration Date, or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

     1. The tender price is $20.25 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     2. The Offer is being made for all Shares.

     3. The Offer is conditioned upon, among other things, a number of Shares which represents at least 51% of the Company's then outstanding Shares on a Fully Diluted Basis (as defined in the Offer to Purchase) being validly tendered and not withdrawn prior to the expiration of the Offer (the "Minimum Condition"). The Offer is also subject to other terms and conditions contained in the Offer to Purchase. See Section 18 of the Offer to Purchase.

     4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

     5. The Offer and withdrawal rights (as described in Section 5 of the Offer to Purchase) will expire at 12:00 midnight, New York City time, on Monday, August 11, 1997, unless the Offer is extended.

     6. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates for such Shares or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company or Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer Facilities"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry transfer, and (c) all other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                      FOR CASH ALL SHARES OF COMMON STOCK
                                       OF
                           CONTROL DATA SYSTEMS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 15, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by CDSI Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of CDSI Holding Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Control Data Systems, Inc., a Delaware corporation (the "Company"), at a purchase price of $20.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares), which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to Be Tendered:

______________________   Shares

SIGN HERE _________________________

                                    ___________________________________________

                                    ___________________________________________
                                    Signature(s):

                                    ___________________________________________
                                    Print Name(s):

                                    ___________________________________________
                                    Print Address(es):

                                    ___________________________________________
                                    Area Code and Telephone Number(s):

                                    ___________________________________________
                                    Taxpayer Identification or Social Security
                                    Number(s):